EXHIBIT 10.30

TELLIUM, INC.

FORM OF

LOAN FORGIVENESS AGREEMENT

THIS LOAN FORGIVENESS AGREEMENT (the “Agreement”) is made as of March     , 2003, by and among Tellium, Inc., a Delaware corporation (the “Company”),              (the “Former Employee”) and each of the Employee Affiliates (as defined below) named on the schedule attached hereto as Annex A.

WHEREAS, on various dates between April and June, 2000, the Former Employee and certain executives, vice presidents and other employees of the Company borrowed funds from the Company on a full-recourse basis to exercise stock options with exercise prices of approximately $2.14 per share, under the terms of individual purchase money promissory notes to the Company;

WHEREAS, in connection with the exercise of the Former Employee’s stock options, the Former Employee executed a Promissory Note, dated as of             , as amended (the “Note”), and received an aggregate of              shares of Common Stock of the Company (the “Restricted Stock”), subject to vesting schedules and other restrictions contained in a restricted stock agreement between the Company and the Former Employee, dated as of              (the “Restricted Stock Agreement”);

WHEREAS, under the terms of a stock pledge agreement between the Company and the Former Employee, dated as of              (the “Pledge Agreement”), the Former Employee pledged all of the Restricted Stock to secure the Note;

WHEREAS, the Former Employee transferred shares of Restricted Stock to the Employee Affiliates under the terms of the Restricted Stock Agreement and Pledge Agreement, and such Employee Affiliates signed joinder agreements to the Restricted Stock Agreement and the Pledge Agreement, as applicable;

WHEREAS, the price of the Company’s Common Stock has dropped substantially below $2.14 per share, leaving insufficient collateral to repay the Note;

WHEREAS, the Former Employee is no longer employed by the Company and the Company has determined to forgive the remaining principal and interest due under the Note; and

WHEREAS, accordingly the Company has determined to forgive the remaining balance of principal and interest due under the Note in accordance with and in amounts specified on the schedule attached hereto as Annex A.

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto, intending to be legally bound, agree as follows:

1.    LOAN FORGIVENESS, TERMINATION OF RESTRICTED STOCK AGREEMENTS, PLEDGE AGREEMENTS AND NOTES.

(a) Loan Forgiveness. The Company hereby agrees to forgive the remaining balance of principal and interest due under the Note.

(b) Termination of Prior Agreements. Effective upon the execution of this Agreement, the Restricted Stock Agreement and the Pledge Agreement and each joinder agreement to the Restricted Stock Agreement and the Pledge Agreement are hereby terminated, voided and of no further force or effect.

(c) Cancellation of Note. Effective upon the execution of this Agreement, the Note is hereby cancelled, voided and of no further force or effect.

2.    EXECUTION OF RELEASE.

Concurrently with the execution of this Agreement, the Former Employee shall execute a release (the “Release”) substantially in the form attached hereto as Annex B.

3.    DEFINITIONS. Unless otherwise defined in this Agreement, the capitalized terms used in this Agreement shall have the following meanings:

(a) “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

(b) “Employee Affiliate” shall mean the Former Employee’s spouse, a Former Employee’s trust or other entity owned or controlled by the Former Employee.

4.    CONDITIONS TO COMPANY’S OBLIGATIONS. The obligations of the Company pursuant to Section 1 of this Agreement are subject to the Former Employee’s execution and delivery of the Release in a form reasonably acceptable to the Company.

5.    GENERAL PROVISIONS.

(a) No Employment or Service Contract. Nothing in this Agreement shall confer upon the Former Employee any right to employment with or to provide services to the Company or any subsidiary of the Company.

(b) Independent Advice. Neither the Former Employee nor the Employee Affiliates is relying upon the Company or its representatives for legal, financial or tax advice in connection with his, her or its execution of this Agreement or in relation to any election made by the Former Employee or the Employee Affiliates hereunder. The Former Employee and the Employee Affiliates are aware, and the Company has advised each of them, that they should seek independent financial, legal and tax counsel and advice with respect to any decision made by them in connection with this Agreement.

(c) Governing Law. THIS AGREEMENT SHALL BE CONSTRUCTED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(d) Employee Undertaking. Each of the Former Employee and the Employee Affiliates hereby agrees to take whatever additional action and execute whatever additional documents the Company may, in sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations on the Former Employee or the Employee Affiliates under this Agreement.

(e) No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(f) Modification of Agreement. This Agreement may only be modified, amended, suspended or terminated, and any terms or conditions may be waived by a written instrument executed by the parties hereto.

(g) Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address listed on the signature page hereto or at such other address as such party may designate by three days advance written notice under this Section 5(g) to all other parties to this Agreement.

(h) Entire Agreement. This Agreement and the Release constitute the entire agreement and understanding among the parties hereto with regard to the subject matter hereof and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the subject matter hereof.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(j) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Former Employee and each Employee Affiliate and their legal representatives, heirs, legatees, distributes, executors, administrators, successors, assigns and transferees by operation of law. All obligations imposed upon the Former Employee and each Employee Affiliate and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Former Employee and each Employee Affiliate and their legal representatives, heirs, legatees, distributees, executors, administrators, successors, assigns and transferees.

(k) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(l) Headings. The section headings herein are for convenience only and shall not be used in interpreting or construing this Agreement.

* * *

IN WITNESS WHEREOF, the parties have executed this Loan Forgiveness Agreement on the day and year first indicated above.

THE COMPANY:
TELLIUM, INC.
By:

Name:
Title:
		Address:	2 Crescent Place Oceanport, New Jersey 07757
THE FORMER EMPLOYEE:
Name:
Address:

THE EMPLOYEE AFFILIATE:
By:

Name:
Title:
Address:

ANNEX A

SCHEDULE

Aggregate Amount of Promissory Notes outstanding (including principal and interest):

Loan Forgiveness amount: